UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2010

DiamondRock Hospitality Company
 (Exact name of registrant as specified in its charter)

Maryland	001-32514	20-1180098
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 800 Bethesda, MD	20817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 744-1150

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

During the fourth fiscal quarter (the period from September 12, 2009 through December 31, 2009), DiamondRock sold common stock under its previously announced controlled equity offering program (the “CEO Program). As of December 31, 2009, DiamondRock raised net proceeds of approximately $49 million through the sale of 5.9 million shares of common stock under its CEO Program at an average price of $8.37 per share. As of January 12, 2010, the CEO Program had approximately $25 million remaining under its original authorization. As of December 31, 2009, DiamondRock had approximately $175 million of unrestricted cash on hand.

DiamondRock is updating its weighted average shares outstanding guidance. DiamondRock had approximately 124.2 million shares of common stock outstanding as of December 31, 2009. DiamondRock’s fully-diluted weighted average shares outstanding were 108.1 million for the year ended December 31, 2009 and 121.7 million for the fourth fiscal quarter ended December 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: January 12, 2010

By: /s/ William J. Tennis

William J. Tennis
Executive Vice President, General Counsel and Corporate
Secretary